                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This Stock Purchase Agreement (the "Agreement") is made and entered into this 7th day of April, 1995, by and among AMSERV HEALTHCARE INC., a Delaware corporation (the "Company") and NORTH CENTRAL PERSONNEL, INC., an Ohio corporation (the "Purchaser").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to buy from the Company 426,794 shares of the Company's Class A Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock");

     WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

     WHEREAS, in connection herewith, the Company is also amending that certain Asset Purchase Agreement dated as of June 10, 1994 (the "Asset Agreement") among the Company, the Purchaser and AMSERV HEALTHCARE OF OHIO INC. (the "AMSERV OHIO"), making an advance of $500,000 against an earnout in the Asset Agreement (the "Earnout Advance") and immediately vesting all stock options held by a shareholder of the Purchaser; and

     WHEREAS, the Company is the guarantor of the AMSERV OHIO's obligations under the Asset Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual and dependent covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1.  PURCHASE AND SALE OF SHARES.
     ---------   ---------------------------

     (a)  Sale and Purchase:
          -----------------

     On the Closing Date (as hereinafter defined), in reliance upon the representations, warranties and agreements of the parties, the Company shall sell and deliver to the Purchaser, and the Purchaser shall purchase from Seller, free and clear of all liens and encumbrances, an aggregate of 426,794 shares of Preferred Stock (the "Shares").

       Section 2.  PURCHASE PRICE AND PAYMENT.
       ---------   --------------------------

     (a) Payment.  In consideration for the sale and delivery of the Shares by
         -------
the Company to the Purchaser, and as the full purchase price hereunder, the Purchaser agrees to surrender to the Company the $1,000,000 promissory note from AMSERV HEALTHCARE OF OHIO INC. to the Purchaser, dated June 10, 1994, with the remaining principal balance of $833,333 and all accrued but unpaid interest due as of the date hereof (the "Note") . No payments shall be due and owing to the Purchaser with respect to interest accrued and unpaid on the Note after the date hereof.

       Section 3.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
       ---------   ---------------------------------------------------------
                   COMPANY.
                   -------

     As an inducement to the Purchaser to execute, deliver and perform its obligations arising under or pursuant to this Agreement, the Company represents and warrants to the Purchaser as follows:

     (a) Organization; Standing; Power.  The Company is a corporation duly
         -----------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement. The Company is qualified to do business in each state which the nature of its business conducted make qualification necessary and where the failure to so qualify would have a material adverse effect on the business of the Company as a whole.

     (b) Authorization of the Company.  The execution, delivery and performance
         ----------------------------
of this Agreement and all other actions relating hereto by the Company have been duly and validly authorized by the Board of Directors of the Company. This Agreement to be signed by the Company constitutes validly executed and delivered and binding obligations of the Company enforceable in accordance with its terms.

     (c) Consents; Conflicts.  Neither the execution and delivery of this
         -------------------
Agreement nor the consummation by the Company of the transactions contemplated hereby, nor compliance with any of the provisions hereof will: (i) conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Company; (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement or writing of any nature to which the Company is a party or by which it or its assets or properties may be bound. Except as otherwise described herein, no consent, approval, authorization of, or designation, declaration or filing with any governmental authority or other persons or entities on the part of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. Prior to the Closing, the Certificate of Amendment to the Certificate of Incorporation in the Form of EXHIBIT A will have been filed with the Secretary of State of the State of Delaware.

     (d) The Shares.  The Shares being issued on the date hereof have been duly
         ----------
authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law), and such Shares, upon Closing, will be validly issued, fully paid and nonassessable, and the issuance of such Shares is not and will not be subject to preemptive rights of any other stockholder of the Company.

     (e) Litigation.  There are no actions, suits, claims, investigations or
         ----------
legal or administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or the transactions contemplated hereby.

     (f) Capitalization.  The authorized capital of stock of the Corporation
         --------------
consists of (i) 15,000,000 shares of Common Stock, $.01 par value and 2,944,526 are issued and outstanding as of March 31, 1995, (ii) 426,794 shares of Preferred Stock, all of which will be issued in connection with this Agreement and (iii) 2,573,206 shares of undesignated preferred stock, none of which are issued and outstanding. No class of capital stock is entitled to preemptive rights.

     (g) Brokers or Finders.  No agent, broker, investment banker, or other firm
         ------------------
or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee for any other compensation or similar fee from the Company in connection with any of the transactions contemplated by this Agreement that the Purchaser will be responsible for.

     (h) Registration Under Exchange Act.  The Company has not registered the
         -------------------------------
Preferred Stock as a class pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Shares will not be registered as such class and such registration is not required.

     (i) Disclosure.  No representation or warranty by the Company contained in
         ----------
this Agreement, and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to the Purchaser in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to the Purchaser hereunder or in connection with the transactions contemplated hereby are true and complete.

     Section 4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
     ---------   ---------------------------------------------------------
                 PURCHASER.
                 ---------

     As an inducement to the Company to execute, deliver and perform its obligations arising under or pursuant to this Agreement, the Purchaser represents and warrants to and agrees with the Company as follows:

     (a) Organization; Standing; Power.  The Purchaser is a corporation duly
         -----------------------------
organized, validly existing and in good standing under the laws of the State of Ohio and is qualified to conduct business under the laws of the State of Ohio. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement.

     (b) Authorization of the Purchaser.  The execution, delivery and
         ------------------------------
performance of this Agreement and all other actions relating hereto by the Purchaser have been duly and validly authorized by the Board of Directors of the Purchaser. This Agreement to be signed by the Purchaser constitutes validly executed and delivered and binding obligations of the Purchaser enforceable in accordance with its terms.

     (c) Consents; Conflicts.  Neither the execution nor the delivery of this
         -------------------
Agreement nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) conflict with or result in a breach of the Certificate of Incorporation or Bylaws of the Purchaser, or (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any material agreement or writing of any nature to which the Purchaser is bound. Except as otherwise described herein, no consent, approval or authorization of, or designation, declaration or filing with any governmental authority or other persons or entities on the part of the Purchaser is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. The Purchaser owns the Note free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts or commitments.

     (d) Litigation.  There are no actions, suits, claims, investigations or
         ----------
legal or administrative or arbitration proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser or the transactions contemplated hereby.

     (e) Acquisition for Investment.  The Purchaser is acquiring the Shares for
         --------------------------
its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution of the Shares.

     (f) Ownership of Securities.  At the date hereof, except for the 20,000
         -----------------------
stock options and any open market purchases Diane Gurik may have made, the Purchaser does not beneficially own, directly or indirectly (or have any option or other right to acquire), any securities of the Company other than the Shares being purchased by it hereunder.

     (g) Brokers or Finders.  No agent, broker, investment banker or other firm
         ------------------
or Person, including any of the foregoing that is an Affiliate of the Purchaser, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement that the Company will be responsible for.

     (h) Accredited Investor.  The Purchaser is an "accredited investor" within
         -------------------
the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended. The Purchaser has access to the information regarding the Company, has access to management of the Company, has asked management of the Company the questions the Purchaser has deemed advisable and has received responses in satisfaction to those inquiries, all in order for the Purchaser to make the decision to acquire the Shares.

     (i) Disclosure.  No representation or warranty by the Purchaser contained
         ----------
in this Agreement, and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to the Company hereunder or in connection with the transactions contemplated hereby are true and complete.

     Section 5.  COVENANTS.
     ----------  ---------

     (a) Status of Stock.  The Company will not in any report to stockholders,
         ---------------
or to any governmental body having jurisdiction over the Company or otherwise treat the Preferred Stock other than as equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in application or interpretation of or a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards-setting body. The Company will not issue any additional Preferred Stock, except for the Shares.

     (b) Transfer of Shares.  The Purchaser understands and agrees that no
         ------------------
shares of Preferred Stock have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Purchaser acknowledges that the Purchaser has no right to require the Company to register the Shares or any shares of

Preferred Stock. The Purchaser understands and agrees that each certificate representing the Shares shall bear the following legends:

               "ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TAKES SUCH SECURITIES SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY AND THE VOTING AGREEMENT BETWEEN NORTH CENTRAL PERSONNEL, INC. AND THE COMPANY, DATED AS OF APRIL 7, 1995, A COPY OF EACH IS ON FILE AT THE OFFICES OF THE COMPANY."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

     Section 6.  CLOSING.
     ---------   -------

     (a) Closing Date.  The consummation of the transaction contemplated by this
         ------------
Agreement (the "Closing") shall take place on April 7, 1995, at 10:00 a.m. at 70 Park Avenue West, Mansfield, Ohio 44902 or at such place and time as hereafter may be agreed upon by the Purchaser and the Company (the "Closing Date").

     (b) The Company's Deliveries.  At Closing, the Company shall deliver, or
         ------------------------
cause to be delivered to the Purchaser, in exchange for the Purchaser's deliveries delineated in Section 6(c) below, the following, all of which shall be in form and substance satisfactory to the Purchaser and the Purchaser's counsel:

          (i) a stock certificate or stock certificates in definitive form registered in the name of the Purchaser, representing the Shares being purchased hereunder;

          (ii) appropriate evidence of all necessary corporate action by the Company in connection with the transactions contemplated hereby, including without limitation certified copies of resolutions duly adopted by the Company's Board of Directors approving the transactions contemplated by, and authorizing the execution, delivery and performance by the Company of, this Agreement;

          (iii) a certificate from the Secretary of State of Delaware stating the Company is currently in good standing under the laws of the State of Delaware;

          (iv) a copy of the Certificate of Designations in the form of EXHIBIT A, certified by the Secretary of State of Delaware;

          (v) a legal opinion from the Company's legal counsel in a form acceptable to the Purchaser's legal counsel;

          (vi) the Earnout Advance in immediately available funds;

          (vii) evidence that the Stock Option Committee of the Company has immediately vested Diane Gurik's stock options in the Company as of the Closing Date;

          (viii) an executed counterpart of the Amendment No. 2 to the Asset Agreement in the form of EXHIBIT B; and

          (ix) an executed counterpart of the Voting Agreement in the form of EXHIBIT C.

     (c) The Purchaser's Deliveries.  At Closing, the Purchaser shall deliver,
         --------------------------
or cause to be delivered, in exchange for the deliveries delineated in Section 6(b) above, the following, all of which shall be in form and substance satisfactory to the Company or the Company's counsel:

          (i) the Note, surrendered for cancellation;

          (ii) appropriate evidence of all necessary corporate action by the Purchaser in connection with the transactions contemplated hereby, including without limitation certified copies of resolutions duly adopted by the Purchaser's Board of Directors approving the transactions contemplated by, and authorizing the execution, delivery and performance by the Purchaser of this Agreement;

          (iii) an executed counterpart of the Amendment No. 2 to the Asset Agreement in the form of EXHIBIT B;

          (iv) an executed counterpart of the Voting Agreement in the form of EXHIBIT C; and

          (v) an executed copy of the Proxy (as defined in the Voting
Agreement).

     Section 7.  ADDITIONAL CONDITIONS PRECEDENT OR SUBSEQUENT TO THE
     ---------   ----------------------------------------------------
                 OBLIGATIONS OF THE PURCHASER.
                 ----------------------------

     The obligations of the Purchaser to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by the Purchaser, and the Company, shall use its best efforts to cause such conditions to be fulfilled:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Company in this Agreement or in any schedule, certificate or document delivered in connection herewith shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date.

     (b) Performance of Obligations of the Company.  The Company shall have
         -----------------------------------------
performed in all material respects all agreements and obligations required to be performed by it under this Agreement prior to the Closing Date.

     (c) No Litigation.  No action, suit or other proceeding shall be pending
         -------------
before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

     Section 8.  ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
     ---------   ---------------------------------------------------------
                 COMPANY.
                 -------

     The obligations of the Company to perform this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, unless waived in writing by the Company, and the Purchaser shall use its best efforts to cause such conditions to be fulfilled.

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Purchaser in this Agreement or in any schedule, certificate or document delivered pursuant hereto shall be true and correct in all material respects and as of the date hereof and on and as of the Closing Date.

     (b) Performance of Obligations of the Purchaser.  The Purchaser shall have
         -------------------------------------------
performed in all material respects all their respective obligations required to be performed under this Agreement on or prior to the Closing Date, including, without limitation, surrender of the Note.

     (c) No Litigation.  No action, suit or other proceeding shall be pending
         -------------
before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

       Section 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
       ---------   ------------------------------------------

     All of representations and warranties made by any party to this Agreement or pursuant hereto shall survive for a period of one year after the Closing.
The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any certificate, schedule list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

     Section 10.  INDEMNIFICATION.
     ----------   ---------------

     (a) Indemnification of the Purchaser.  Subject to the limitations
         --------------------------------
hereinafter set forth, the Company and its successors and assigns shall indemnify, hold harmless and save the Purchaser and its affiliates, officers and directors (in their respective capacities as such) from, against, for and in respect of:

          (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any indemnified party because of (A) the claims of any broker or finder engaged by the Company; (B) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of the Company contained in or made in connection with this Agreement; or (C) claims with respect to the issuance of the Shares; and

          (ii) all reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10(a).

     (b) Indemnification of the Company.  Subject to the limitations hereinafter
         ------------------------------
set forth, the Purchaser and its successors and assigns shall indemnify, hold harmless and save the Company, and its affiliates, officers and directors (in their respective capacities as such) from and against, for and in respect of:

          (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any indemnified party because of (A) the claims of any broker or finder engaged by the Purchaser; or (B) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of the Purchaser contained in or made pursuant to this Agreement; and

          (ii) all reasonable costs and expenses (including, without limitation, attorney's fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10(b).

     (c)  Indemnification Procedures.
          --------------------------

          (i) The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Sections 10(a) and 10(b) hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known.

          (ii) In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreements contained in Sections 10(a) or 10(b) hereof, the action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnifying party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless (A) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the indemnifying party in connection with the defense of such action, suit or proceeding, or (B) such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Sections 10(a) and 10(b) hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In such case only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Sections 10(a) or 10(b) hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants, all books and records of the indemnifying party relating to such proceeding or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (iii) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     (d) Cumulative Remedies.  Except as herein expressly provided, the remedies
         -------------------
provided in this Section 10 hereof shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

     (e) Tax Benefits.  Tax benefits, if any, received by the indemnified party
         ------------
shall be taken into account when calculating the amount of any liability of the indemnifying party.

     Section 13.  MISCELLANEOUS.
     ----------   -------------

     (a) Expenses; Transfer Taxes, Etc.  No costs, fees or expenses (or any
         ------------------------------
liability relating thereto) (including, for example, commission and brokerage fees, attorney's fees or similar costs) incurred by the Company in connection with this Agreement shall be borne by or charged to the Purchaser. No costs, fees or expenses (or any liability relating thereto) (including, for example, commission and brokerage fees, attorneys' fees or similar costs) incurred by the Purchaser in connection with this Agreement shall be borne by or charged to the Company.

     (b) Parties in Interest.  This Agreement shall be binding upon, inure to
         -------------------
the benefit of, and be enforceable by the Company and its successors and assigns and the Purchaser and its successors and assigns.

     (c) Entire Agreement; Amendments.  This Agreement contains the entire
         ----------------------------
understanding of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may be amended only by a written instrument duly executed by the parties.

     (d) Headings.  The section and subsection headings contained in this
         --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Notices.  All notices, claims, certificates, requests, demands and
         -------
other communications (a "Communication") hereunder shall be in writing and shall be deemed to have been duly given when (i) mailed by registered or certified mail, postage prepaid, (ii) sent by reliable overnight courier, or (iii) telecopied and followed immediately by copy mailed, addressed as follows:

     If to the Company, to:

          AMSERV HEALTHCARE INC.
          3252 Holiday Court, Suite 204
          La Jolla, California  92037
          Attn:  Eugene J. Mora, Chairman
          Telecopy No.:  (619) 597-1001

     with a copy to:

          Katten Muchin & Zavis
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois  60661-3693
          Attn:  Jeffrey R. Patt, Esq.
          Telecopy No.:  (312) 902-1061

     If to the Purchaser, to:

          North Central Personnel, Inc.
          713 South Main Street
          Mansfield, Ohio  44907
          Attn:  Diane Gurik, President

     with a copy to:

          70 Park Avenue West
          Mansfield, Ohio  44902
          Attn:  Bud Vetter, Esq.
          Telecopy No.:  (419) 525-3810

or to such other addresses as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith. A Communication given by any other means shall be deemed duly given when actually received by the addressees.

     (f) Public Announcements.  The Purchaser acknowledges and agrees that the
         --------------------
Company will disseminate information and announcements relating to this Agreement. The Purchaser agrees not to make any public announcement regarding this Agreement without the prior written consent of the Company.

     (g) Further Assurances.  After the Closing Date, without further
         ------------------
consideration, the Company and the Purchaser shall execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transaction contemplated by the Agreement.

     (h) Waivers.  Any party to this Agreement may, by written notice to the
         -------
other party hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

     (i) Choice of Law and Performance.  The Agreement shall be construed under
         -----------------------------
and in accordance with the laws of the State of Delaware. If a party hereunder shall default on any term under this Agreement, the other party may enforce this Agreement by specific performance; or such party shall have any and all other remedies available to it at law or in equity.

     (j) Definitions.  Where appropriate in the context used, the descriptive
         -----------
word "material" shall mean an aggregate of or amounting to an aggregate of $5,000. As used herein the term "Affiliate" shall mean as to the Company or the Purchaser, any person or entity who or which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Company or the Purchaser, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE COMPANY:                                THE PURCHASER:

AMSERV HEALTHCARE INC.                      NORTH CENTRAL PERSONNEL, INC.


- ---------------------------------           ----------------------------------
By:  Eugene Mora                            By:  Diane Gurik
Its: Chairman                               Its:  President